Exhibit (n)(3)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to use in this Amendment No. 2 to Registration Statement No. 333-197089 on Form N-2 of our report dated March 26, 2015, relating to the financial information set forth under the heading “Senior Securities” appearing in the Prospectus, which is a part of such Registration Statement and to the references to us under the heading “Senior Securities” in such Prospectus.

/s/ Deloitte & Touche LLP

San Francisco, California

March 26, 2015